UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 1999

ALADDIN OIL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-23867	86-0868911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11911 San Vicente Blvd., Suite 351 Los Angeles, CA	90049
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 806-0080

Buffalo Capital V, Ltd.

7331 S. Meadow Court, Boulder, Colorado 80301

(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 28, 1999, the registrant completed a merger transaction with Aladdin Oil Corporation, a Nevada Corporation ("Old Aladdin"). Prior to the merger, the registrant was known as Buffalo Capital V, Ltd. ("Buffalo"). In conjunction with the merger, the registrant changed its name to Aladdin Oil Corporation ("New Aladdin"). Also in conjunction with the merger, the registrant adopted the fiscal year of Buffalo, which is December 31.

On the date of completion of the merger, the Board of Directors of New Aladdin appointed the firm of Brown, Armstrong, Randall & Reyes of 4200 Truxtun Avenue, Bakersfield, California, as independent auditors of new Aladdin for the fiscal year ended December 31, 1999. Prior to the merger, Comiskey & Co., P.C., of 789 Sherman Street, Denver, Colorado, had been the auditor of Buffalo. However, Old Aladdin had an established professional relationship with Brown, Armstrong, Randall & Reyes, prior to the completion of the merger, and following the merger, New Aladdin elected to appoint Brown, Armstrong as its auditor, rather than continuing the appointment of Comiskey & Co., P.C. ("Comiskey").

On May 10, 2001, the Board of Directors of the Company retroactively advised Comiskey & Co., P.C., of 789 Sherman Street, Denver, Colorado, that they had been discontinued as of June 28, 1999 as the Company's independent auditors because at the time of the change in control there was in place a previously established relationship with an independent accounting firm.

The reports of Comiskey for the fiscal years ended December 31, 1998 and 1997 did not contain any adverse opinions or disclaimers of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles. There have not been any disagreements between Comiskey and the Company on any matter of accounting principles or practices, financial statement or disclosure, or auditing scope or procedure, or any reportable events between Comiskey and the Company.

On May 10, 2001, the Company provided a draft copy of this report on Form 8K to Comiskey & Co., P.C., requesting their comments on the information contained therein. The Company has received a response from Comiskey, and said response is herewith filed as Exhibit A, attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALADDIN OIL CORPORATION

By:/S/ MEGHAN ROBINS

Meghan Robins, President

Date: May 15, 2001

EXHIBIT A

May 11, 2001

Securities and Exchange Commission

Mail Stop 11-3

450 5th Street, N.W.

Washington, D.C. 20549

We have read and agree with the comments in Item 4 of Form 8-K of Aladdin Oil Corporation dated June 28, 1999.

Very truly yours,

COMISKEY & COMPANY

PROFESSIONAL CORPORATION

by:/s/Jennifer Maliar

Jennifer Maliar, C.P.A.